As filed with the Securities and Exchange Commission on December 21, 2021
Registration Statement No. 333-100885-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT NO. 333-100885
UNDER THE SECURITIES ACT OF 1933
__________________________________________
NORTHWEST NATURAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________________________________________________________________________________
250 S.W. Taylor Street, Portland, Oregon 97204
(Address of principal executive offices) (Zip Code)
__________________________________________
NORTHWEST NATURAL GAS COMPANY
RESTATED STOCK OPTION PLAN
(Full title of the plan)

SHAWN M. FILIPPI
Vice President, Corporate Secretary
and Chief Compliance Officer
250 S.W. Taylor Street, Portland, Oregon 97204
(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (503) 226-4211
__________________________________________

Copy to:
STEVEN H. HULL
Stoel Rives LLP
760 S.W. Ninth Avenue, Suite 3000
Portland, OR 97205
503-224-3380
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☒                    Accelerated filer          ☐
Non-accelerated filer   ☐                     Smaller reporting company  ☐
                Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

TERMINATION OF REGISTRATION STATEMENT

Northwest Natural Gas Company (“NW Natural”) filed a registration statement on Form S-8 (File No. 333-100885) with the Securities and Exchange Commission (the “SEC”) on October 31, 2002 (the “Registration Statement”), registering 1,200,000 shares of the Company’s common stock for issuance under the Restated Stock Option Plan (the “Plan”). The Registration Statement was subsequently expressly adopted by Northwest Natural Holding Company (the “Company”) as successor to NW Natural under Post Effective Amendment No. 1 to the Registration Statement.

Because the Company is no longer issuing securities and there are no longer any participants under the Plan, in accordance with the terms of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister any securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 21, 2021.

NORTHWEST NATURAL HOLDING COMPANY

By:	/s/ Shawn M. Filippi
Vice President, Corporate Secretary &
Chief Compliance Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.